EXHIBIT 99.1

iHookup Social Completes Name and Symbol Change to
Friendable, Inc.

Company Effective Date to be Tuesday, October 27, 2015

CAMPBELL, CA, --- October 26, 2015 – iHookup Social, Inc. (OTC PINK: HKUP) is pleased to announce that the Company has completed its FINRA filing requirements and final amendments with the state of Nevada to change its business name and stock symbol, which has now been approved for an effective date of October 27, 2015. The company’s new symbol will be “FDBL” and may trade as “FDBLD” for its initial 20-days of trading, based on potential FINRA requirements.

“This announcement has been a long time in the making, and also marks one of the last steps in completing our full pivot to the ‘Friendable’ brand,” said Robert Rositano, Jr., CEO, Friendable, Inc. “We are at the dawn of an amazing new phase of growth for our app, which includes extending the brand to the vast Android platform as well as building a business that is ripe for acquisition.

“Everything starts with friendship and “Friendable” has endless possibilities,” said Rositano.

All shareholders should be advised that certain online stock quote sources might not immediately report the new name and ticker effectively. Regardless, the Company is expected to trade as usual.

About Friendable:

Friendable recognizes that “Everything starts with Friendship” and the way to make connections and meet new people continues to evolve through new technologies and devices that make it all possible. Today just about everyone is on the move and interacting online with their mobile devices, creating dynamic opportunities to find and explore new experiences with location specific accuracy.

Friendable provides its mobile community of users with the freedom to meet new people, hang out with current friends, explore exciting venues and interact in social activities based around shared interests and location, transforming mobile interactions into a real-life social experiences. Friendable bridges our mobile community of users with the meeting of new friends, building relationships and connecting them with local venues or events tied to their interests, which presents newfound ways for them to interact and hang out.

Meeting new people and making connections has grown, where the modern meaning of “being social” or “meeting up,” now includes opportunities to meet through mobile apps. The result of these interactions produces hyper-local advertising opportunities, allowing Friendable to act as both a friend finder and concierge using nearby locations to identify activities, events and businesses that may provide the entertainment they are seeking.

Making friends through a mobile app allows people of various backgrounds to connect through common interests and engage in fresh experiences while cultivating deep relationships. Meet people where you want, when you want, and show the world that you’re Friendable – Everything starts with friendship!

Join Friendable today and let someone know what you’re “Friendable” for!

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected by iHookup Social, Inc. The iTunes rankings should not be construed as an indication in any way whatsoever of the future value of the iHookup Social's common stock or its present or future financial condition. The public filings of iHookup Social made with the Securities and Exchange Commission may be accessed at the SEC's Edgar system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. iHookup Social cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, iHookup Social does not undertake, and iHookup Social specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

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